                                                                     EXHIBIT 1.1

                                3,750,000 SHARES

                              HEALTHGATE DATA CORP.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

November __, 1999



SG COWEN SECURITIES CORPORATION
VOLPE BROWN WHELAN & COMPANY, LLC
WARBURG DILLON READ LLC
  As Representatives of the several Underwriters named in Schedule A
c/o SG Cowen
Financial Square
New York, New York 10005


Dear Sirs:

         1. INTRODUCTORY. HealthGate Data Corp., a Delaware corporation (the "Company"), proposes to issue and sell, pursuant to the terms of this Agreement, to the several Underwriters named in Schedule A hereto (the "Underwriters") 3,750,000 shares of Common Stock, $0.01 par value (the "Firm Stock") of the Company. SG Cowen Securities Corporation ("SG Cowen"), Volpe Brown Whelan & Company and Warburg Dillon Read LLC shall act as representatives (the "Representatives") of the several Underwriters.

                  The Company also proposes to issue and sell to the several Underwriters up to an additional 562,500 shares of Common Stock (the "Optional Stock"), if and to the extent that the Representatives shall have determined to exercise on behalf of the Underwriters, the right to purchase such shares of common stock upon the terms and conditions set forth in Section 3 hereof. The Firm Stock and the Optional Stock are hereinafter collectively referred to as the "Common Stock".

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Common Stock. The registration statement on Form S-1 (File
No. 333-76899) as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the

"Securities Act") and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, is hereinafter referred to as the Registration Statement. The term "Registration Statement" as used in this Agreement shall also include any registration statement relating to the Common Stock that is filed and declared effective pursuant to Rule 462(b) under the Securities Act. The prospectus in the respective form first used to confirm sales of the Common Stock is hereinafter referred to as the "Prospectus". The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if prospectuses that meet the requirements of Section 10(a) of the Securities Act are delivered pursuant to Rule 434 under the Securities Act, then (i) the term "Prospectus" as used in this Agreement means the "prospectus subject to completion" (as such term is defined in Rule 434(g) under the Securities Act) as supplemented by (a) the addition of Rule 430A information or other information contained in the form of prospectus delivered pursuant to Rule 434(b)(2) under the Securities Act or (b) the information contained in the term sheets described in Rule 434(b)(3) under the Securities Act, and (ii) the date of such prospectuses shall be deemed to be the date of the term sheets. The term "Pre-effective Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Underwriters that:

                  (a) The Registration Statement with respect to the Common Stock, including any Pre-effective Prospectus, copies of which have heretofore been delivered to you, has been carefully prepared by the Company in conformity with the requirements of the Securities Act and has been filed with the Commission under the Securities Act.

                  (b) The Commission has not issued or threatened to issue any order preventing or suspending the use of any Pre-effective Prospectus, and no proceedings for such purpose are pending before or threatened by the Commission;

                  (c) At its date of issue, each Pre-effective Prospectus conformed in all material respects with the requirements of the Securities Act and did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, when the Registration Statement becomes effective and at all times subsequent thereto up to and including each of the Closing Dates (as hereinafter defined), the Registration Statement and the Prospectus and any amendments or supplements thereto contained and will contain all material statements and information required to be included therein by the Securities Act and conformed and will conform in all material respects to the requirements of the Securities Act; the Registration Statement and any amendment thereto, did not include or will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and the Prospectus, and any amendment or supplement thereto, did not include or will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations, warranties and agreements shall not apply to information contained in or omitted from any Pre-effective Prospectus or the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, directly or through you, specifically for use in the preparation thereof; there is no license, lease, contract, agreement or document required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed therein as required; and all descriptions of any such licenses, leases, contracts, agreements or documents contained in the Registration Statement are accurate and complete descriptions of such documents in all material respects.

                  (d) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has sustained material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, nor incurred any liabilities or obligations, direct or contingent, nor entered into any transactions not in the ordinary course of business, and there has not been any material adverse change, or any development involving a prospective material adverse change in or affecting the condition (financial or otherwise), earnings, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole, or any change in the capital stock, short-term or long-term debt of the Company and its subsidiaries considered as a whole.

                  (e) The financial statements, together with the related notes and schedules, set forth in the Prospectus and elsewhere in the Registration Statement fairly present, on the basis stated in the Registration Statement, the financial position and the results of operations and changes in financial position of the Company at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus. The selected financial and statistical data set forth in the Prospectus fairly present, on the basis stated in the Registration Statement, the information set forth therein.

                  (f) The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (g) PricewaterhouseCoopers LLP, who have expressed their opinion on the audited financial statements and related schedules included in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations.

                  (h) The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing as corporations under the laws of their respective jurisdictions of organization, with power and authority (corporate and other) to own or lease their properties and to conduct their business as described in the Prospectus; the Company and each of its subsidiaries are in possession of and operating in compliance with all grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect; and the Company and each of such subsidiaries are duly qualified to do business and in good standing as foreign corporations in all other jurisdictions where their ownership or leasing of properties or the conduct of their business requires such qualification. The Company and each of its subsidiaries have all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public regulatory or governmental agencies and bodies to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. The Company owns or controls, directly or indirectly, only the following corporations: HealthGate Europe Limited and HealthGate Acquisition Corp.

                  (i) The Company's authorized and outstanding capital stock is on the date hereof, and will be on the Closing Date, as set forth under the heading "Capitalization" in the Prospectus; the outstanding shares of common stock of the Company conform to the description thereof in the Prospectus and have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or similar rights to subscribe for or purchase securities and conform to the description thereof contained in the Prospectus. Except as disclosed in and or contemplated by the Prospectus and the financial statements of the Company and related notes thereto included in the Prospectus, the Company does not have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations, except for options granted subsequent to the date of information provided in the Prospectus pursuant to the Company's employee and stock option plans as disclosed in the Prospectus. The description of the Company's stock option and other stock plans or arrangements, and the options or other rights granted or exercised thereunder, as set forth in the Prospectus, accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. All outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company free and clear of any liens, encumbrances, equities or claims.

                  (j) The Common Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof in the Prospectus.

                  (k) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any subsidiary is subject, which, if determined adversely to the Company or any such subsidiary, might individually or in the aggregate (i) prevent or adversely affect the transactions contemplated by this Agreement, (ii) suspend the effectiveness of the Registration Statement, (iii) prevent or suspend the use of the Pre-effective Prospectus in any jurisdiction or (iv) result in a material adverse change in the current or future condition (financial or otherwise), properties, business, management prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole and there is no valid basis for any such legal or governmental proceeding; and to the best of the Company's knowledge no such proceedings are threatened or contemplated against the Company or any subsidiary by governmental authorities or others. The Company is not a party nor subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body or other governmental agency or body. The description of the Company's litigation under the heading "Legal Matters" in the Prospectus is true and correct and complies with the Rules and Regulations.

                  (l) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated (A) will not result in any violation of the provisions of the certificate of incorporation, by-laws or other organizational documents of the Company or its subsidiaries, or any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries or any of their properties or assets, (B) will not conflict with or result in a breach or violation of any of the terms or provisions of or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its properties is or may be bound, the Certificate of Incorporation, By-laws or other organizational documents of the Company or any of its subsidiaries, or any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or will result in the creation of a lien.

                  (m) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the securities or "Blue Sky" laws of any jurisdiction in connection with the purchase and distribution of the Common Stock by the Underwriters.

                  (n) The Company has the full corporate power and authority to enter into this

Agreement and to perform its obligations hereunder (including to issue, sell and deliver the Common Stock), and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

                  (o) The Company and its subsidiaries are in all material respects in compliance with, and conduct their business in conformity with, all applicable federal, state, local and foreign laws, rules and regulations of any court or governmental agency or body; to the knowledge of the Company, otherwise than as set forth in the Registration Statement and the Prospectus, no prospective change in any of such federal or state laws, rules or regulations has been adopted which, when made effective, would have a material adverse effect on the operations of the Company and its subsidiaries.

                  (p) Except for an amendment to the Company's 1997 federal tax return which the Company plans to file, the Company and its subsidiaries have filed all necessary federal, state, local and foreign income, payroll, franchise and other tax returns and have paid all taxes shown as due thereon or with respect to any of their properties, and there is no tax deficiency that has been, or to the knowledge of the Company is likely to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that would adversely affect the financial position, business or operations of the Company and its subsidiaries.

                  (q) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

                  (r) Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

                  (s) The Company has provided you with all financial statements since 1994 to the date hereof that are available to the officers of the Company, including financial statements for the months of January, February, March, April, May, June, July, August and September of 1999.

                  (t) The Company and its subsidiaries own or possess the right to use all patents, trademarks (including "ReADER"), trademark registrations, service marks (including "HealthGate", "HealthGate Data" and "MedGate"), service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by it or necessary for the conduct of their respective businesses (and the Company has trademark registration applications pending for the trademarks "CHOICE" and "activePress", and for the HealthGate logo design), and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing. To the best of the Company's knowledge, the Company's business as now conducted and as proposed to be conducted does not and will not infringe or conflict with in any material respect patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person. Except as described in the Prospectus, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.

                  (u) The Company and its subsidiaries have performed all material obligations required to be performed by them under all contracts required by Item 601(b)(10) of Regulation S-K under the Securities Act to be filed as exhibits to the Registration Statement, and neither the Company nor any of its subsidiaries nor any other party to such contract is in default under or in breach of any such obligations. Neither the Company nor any of its subsidiaries has received any notice of such default or breach.

                  (v) The Company has reviewed its operations and that of its subsidiaries to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Company and its subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review, (i) the Company has no reason to believe, and does not believe, that (A) there are any issues related to the Company's preparedness to address the Year 2000 Problem that are of a character required by, described or referred to in the Registration Statement or Prospectus which have not been accurately described in the Registration Statement or Prospectus and (B) the Year 2000 Problem will have any material adverse change, or any development involving a prospective material adverse change in or affecting the condition (financial or otherwise), earnings, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole, or result in any material loss or interference with the business or operations of the Company and its subsidiaries, taken as a whole; and (ii) the Company reasonably believes, after due inquiry, that the licensors, internet service providers, suppliers, vendors, subscribers or other material third parties used or served by the Company and such subsidiaries are addressing or will address the Year 2000 Problem in a timely manner, except to the extent that a failure to address the Year 2000 Problem by any licensor, internet service provider, supplier, vendor, subscriber or material third party would not have any material adverse change, or any development involving a prospective material adverse change in or affecting the condition (financial or otherwise), earnings, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole.

                  (w) The Company is not involved in any labor dispute nor is any such dispute threatened. The Company is not aware that (A) any executive, key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary or (B) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company and its subsidiaries. Neither the Company nor any subsidiary has or expects to have any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any subsidiary makes or ever has made a contribution and in which any employee of the Company or any subsidiary is or has ever been a participant. With respect to such plans, the Company and each subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

                  (x) The Company has obtained the written agreement described in Section 8(j) of this Agreement from each of its officers, directors, principal stockholders and other existing holders of Common Stock as set forth on Schedule B attached hereto.

                  (y) The Company and its subsidiaries have, and the Company and its subsidiaries as of the Closing Date will have, good and marketable title in fee simple to all real property and good and marketable title to all personal property owned or proposed to be owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as would not materially affect the value of such property and would not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and would not have a material adverse effect on the Company and its subsidiaries considered as a whole; and any real property and buildings held under lease by the Company and its subsidiaries or proposed to be held after giving effect to the transactions described in the Prospectus are, or will be as of the Closing Date, held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, and as would not have a material adverse effect on the Company and its subsidiaries considered as a whole, in each case except as described in or contemplated by the Prospectus.

                  (z) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries considered as a whole, except as described in or contemplated by the Prospectus.

                  (aa) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

                  (bb) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) the Company has adequately addressed the material weaknesses in the Company's internal accounting controls identified by PricewaterhouseCoopers LLC in its letter to the Company dated June 30, 1999;
(ii) transactions are executed in accordance with management's general or specific authorization; (iii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iv) access to assets is permitted only in accordance with management's general or specific authorization; and (v) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (cc) To the Company's knowledge, neither the Company nor any of its subsidiaries nor any employee or agent of the Company or any of its subsidiaries has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                  (dd) Neither the Company nor any of its subsidiaries is or, after application of the net proceeds of this offering as described under the caption "Use of Proceeds" in the Prospectus, will become an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  (ee) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company as to the matters covered thereby.

                  3. PURCHASE BY, AND SALE AND DELIVERY TO, THE UNDERWRITERS. The Company agrees to sell to the Underwriters, and each Underwriter, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, agrees, severally and not jointly, to purchase from the Company, the respective numbers of Firm Stock set forth in Schedule A hereto opposite its names, subject to adjustment in accordance with Section 12 hereof, at U.S.$ _______ per share (the "Purchase Price").

                  The Company will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York Time, on the second full business day preceding the First Closing Date (as defined below) or, if no such direction is received, in the names of the respective Underwriters or in such other names as the Representatives may designate (solely for the purpose of administrative convenience) and in such denominations as the Representatives may determine, against payment of the aggregate Purchase Price therefor in immediately available funds (same day funds), all at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022. The time and date of the delivery and closing shall be at 10:00 A.M., New York Time, on _________, 1999, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the "First Closing Date". The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement among the Company and the Representatives. The First Closing Date may be postponed pursuant to the provisions of Section 12.

                  The Company shall make the certificates for the Firm Stock available to the Representatives for examination on behalf of the Underwriters not later than 10:00 A.M., New York Time, on the business day preceding the First Closing Date at the offices of SG Cowen, Financial Square, New York, New York 10005.

                  It is understood that SG Cowen, individually and not as a Representative of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter or Underwriters, for the Common Stock to be purchased by such Underwriter or Underwriters. Any such payment by SG Cowen shall not relieve such Underwriter or Underwriters from any of its or their other obligations hereunder.

                  The several Underwriters agree to make an initial public offering of the Firm Stock at the initial public offering price as soon after the effectiveness of the Registration Statement as in their judgment is advisable. The Representatives shall promptly advise the Company of the making of the initial public offering. The Company is advised by you that the Firm Stock is to be offered to the public initially at U.S.$ ______ a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$ ____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$ _____ a share, to any Underwriter or to certain other dealers.

                  For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Company hereby grants to the Underwriters an option to purchase, severally and not jointly, up to 562,500 shares of Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than thirty (30) days subsequent to the effective date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by the Underwriters to the Company.

                  The option granted hereby may be exercised by the Underwriters by giving written notice from SG Cowen to the Company setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the First Closing Date, but not earlier) is herein called the "Option Closing Date" and shall in no event be earlier than two (2) business days nor later than ten (10) business days after written notice is given. (The Option Closing Date and the First Closing Date are herein called the "Closing Dates".) Optional Stock shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter's name in Schedule A hereto bears to the total number of shares of Firm Stock (subject to adjustment by the Underwriters to eliminate odd lots). Upon exercise of the option by the Underwriters, the Company agrees to sell to the Underwriters the number of shares of Optional Stock set forth in the written notice of exercise and the Underwriters agree, severally and not jointly and subject to the terms and conditions herein set forth, to purchase the number of such shares determined as aforesaid.

                  The Company will deliver the Optional Stock to the Underwriters in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York Time, on the second full business day preceding the Option Closing Date or, if no such direction is received, in the names of the respective Underwriters or in such other names as SG Cowen may designate (solely for the purpose of administrative convenience) and in such denominations as SG Cowen may determine, against payment of the aggregate Purchase Price therefor in immediately available funds, at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022. The Company shall make the certificates for the Optional Stock available to the Underwriters for examination not later than 10:00 A.M., New York Time, on the business day preceding the Option Closing Date at the offices of SG Cowen, Financial Square, New York, New York 10005. The Option Closing Date and the location of delivery of, and the form of payment for, the Option Stock may be varied by agreement between among the Company and SG Cowen. The Option Closing Date may be postponed pursuant to the provisions of Section 12.

                  4. COVENANTS AND AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters that:

                  (a) The Company will (i) if the Company and the Representatives have determined not to proceed pursuant to Rule 430A of the Rules and Regulations, use its best efforts to cause the Registration Statement to become effective, (ii) if the Company and the Representatives have determined to proceed pursuant to Rule 430A of the Rules and Regulations, use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and Rule 424 of the Rules and Regulations and
(iii) if the Company and the Representatives have determined to deliver a Prospectus pursuant to Rule 434 of the Rules and Regulations, to use its best efforts to comply with all the applicable provisions thereof. The Company will advise the Representatives promptly as to the time at which the Registration Statement becomes effective, will advise the Representatives promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. The Company will advise the Representatives promptly of the receipt of any comments of the Commission or any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information and will not at any time file any amendment to the Registration Statement or supplement to the Prospectus which shall not previously have been submitted to the Representatives a reasonable time prior to the proposed filing thereof or to which the Representatives shall reasonably object in writing or which is not in compliance with the Securities Act and the Rules and Regulations.

                  (b) The Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may be necessary to enable the several Underwriters to continue the distribution of the Common Stock and will use its best efforts to cause the same to become effective as promptly as possible.

                  (c) If at any time after the effective date of the Registration Statement when a prospectus relating to the Common Stock is required to be delivered under the Securities Act any event relating to or affecting the Company or any of its subsidiaries occurs as a result of which the Prospectus would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary at any time to amend or supplement the Prospectus to comply with applicable law, the Company will promptly notify the Representatives thereof and will prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Common Stock may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

                  (d) The Company will deliver to the Representatives, at or before the Closing Dates, signed copies of the Registration Statement, as originally filed with the Commission, and all amendments thereto including all financial statements and exhibits thereto, and will deliver to the Representatives such number of copies of the Registration Statement, including such financial statements but without exhibits, and all amendments thereto, as the Representatives may reasonably request. The Company will deliver or mail to, upon the order of the Representatives, from time to time until the effective date of the Registration Statement, as many copies of the Pre-effective Prospectus as the Representatives may reasonably request. The Company will deliver or mail to, upon the order of the Representatives, on the date of the initial public offering, and thereafter from time to time during the period when delivery of a prospectus relating to the Common Stock is required under the Securities Act, as many copies of the Prospectus, in final form or as thereafter amended or supplemented as the Representatives may reasonably request; provided, however, that the expense of the preparation and delivery of any prospectus required for use nine (9) months or more after the effective date of the Registration Statement shall be borne by the Underwriters required to deliver such prospectus.

                  (e) The Company will make generally available to its shareholders as soon as practicable, but not later than fifteen (15) months after the effective date of the Registration Statement, an earning statement which will be in reasonable detail (but which need not be audited) and which will comply with Section 11(a) of the Securities Act, covering a period of at least twelve (12) months beginning after the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement.

                  (f) The Company will cooperate with the Representatives to enable the Common Stock to be registered or qualified for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions as the Representatives may designate and at the request of the Representatives will make such applications and furnish such consents to service of process or other documents as may be required of it as the issuer of the Common Stock for that purpose; provided, however, that the Company shall not be required to qualify to do business or to file a general consent (other than that arising out of the offering or sale of the Common Stock) to service of process in any such jurisdiction where it is not now so subject. The Company will, from time to time, prepare and file such statements and reports as are or may be required of it as the issuer of the Common Stock to continue such qualifications in effect for so long a period as the Representatives may reasonably request for the distribution of the Common Stock. The Company will advise the Representatives promptly after the Company becomes aware of the suspension of the qualifications or registration of (or any such exception relating to) the Common Stock of the Company for offering, sale or trading in any jurisdiction or of any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any orders suspending such qualifications, registration or exception, the Company will, with the cooperation of the Representatives use its best efforts to obtain the withdrawal thereof.

                  (g) The Company will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report containing financial statements certified by independent public accountants, will furnish to its shareholders as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement) consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

                  (h) During the period of three (3) years from the date hereof, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters, as soon as they are available, copies of each annual report of the Company, including the opinion thereon of the Company's independent public accountants, and each other report furnished by the Company to its shareholders and will deliver to the Representatives, (i) as soon as they are available, copies of any other reports (financial or other) or communications which the Company shall publish or otherwise make available to any of its shareholders as such, (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report and financial statements filed by the Company with the Commission, or the NASD or any securities exchange and (iii) from time to time such other information concerning the Company as you may request. So long as the Company has active subsidiaries, such financial statements will be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally. Separate financial statements shall be furnished for all subsidiaries whose accounts are not consolidated but which at the time are significant subsidiaries as defined in the Rules and Regulations.

                  (i) The Company will use its best efforts to list the Common Stock, subject to official notice of issuance, on the Nasdaq National Market concurrently with the effectiveness of the Registration Statement.

                  (j) The Company will maintain a transfer agent and registrar for its Common Stock.

                  (k) Prior to filing its quarterly statements on Form 10-Q, the Company will have its independent auditors perform a limited quarterly review of its quarterly numbers.

                  (l) The Company will not, for a period of 180 days following the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with such public offering without the prior written consent of SG Cowen, on behalf of the several Underwriters, (1) directly or indirectly, offer, sell, assign, transfer, encumber, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise dispose of, other than by operation of law, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than the Company's sale of Common Stock hereunder, the Company's issuance of stock options under the Company's 1994 Stock Option Plan, and the Company's issuance of Common Stock upon the exercise of warrants and stock options which are presently outstanding and described in the Prospectus.

                  (m) The Company will apply the net proceeds from the sale of the Common Stock as set forth in the description under "Use of Proceeds" in the Prospectus, which description complies in all respects with the requirements of
Item 504 of Regulation S-K.

                  (n) The Company will supply you with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Common Stock under the Securities Act.

                  (o) Prior to each of the Closing Dates the Company will furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

                  (p) Prior to each of the Closing Dates the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, prospects, assets or liabilities of any of them, or the offering of the Common Stock, without your prior written consent. For a period of twelve (12) months following the first Closing Date, the Company will use its best efforts to provide to you copies of each press release or other public communications with respect to the financial condition, results of operations, business, prospects, assets or liabilities of the Company at least twenty-four (24) hours prior to the public issuance thereof or such longer advance period as may reasonably be practicable.

                  5. PAYMENT OF EXPENSES. (a) The Company will pay (directly or by reimbursement) all costs, fees and expenses incurred in connection with expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including but not limited to (i) all expenses and taxes incident to the issuance and delivery of the Common Stock to the Representatives; (ii) all expenses incident to the registration of the Common Stock under the Securities Act; (iii) the costs of preparing stock certificates (including printing and engraving costs); (iv) all fees and expenses of the registrar and transfer agent of the Common Stock; (v) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Stock to the Underwriters;
(vi) fees and expenses of the Company's counsel and the Company's independent accountants; (vii) all costs and expenses incurred in connection with the preparation, printing filing, shipping and distribution of the Registration Statement, each Pre-effective Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, the "Agreement Among Underwriters" between the Representatives and the Underwriters, the Master Selected Dealers' Agreement, the Underwriters' Questionnaire and the Blue Sky memoranda (including related fees and expenses of counsel to the Underwriters) and this Agreement; (viii) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with exemptions from the qualifying or registering (or obtaining qualification or registration of) all or any part of the Common Stock for offer and sale under the Blue Sky or other securities laws of such jurisdictions as the Representatives may designate; (ix) all fees and expenses paid or incurred in connection with filings made with the NASD; (x) all fees and expenses paid or incurred in connection with listing the Common Stock on Nasdaq; (xi) the Company's expenses incurred in connection with the roadshow; and (xii) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section.

                  (b) In addition to its other obligations under Section 6(a) hereof, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon (i) any statement or omission or any alleged statement or omission,
(ii) any act or failure to act or any alleged act or failure to act or (iii) any breach or inaccuracy in their representations and warranties, it will reimburse each Underwriter (and to the extent applicable, each officer, director, or controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by _______, New York, New York (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter in a timely manner as provided below shall bear interest at the Prime Rate from the due date for such reimbursement. This expense reimbursement agreement will be in addition to any other liability which the Company may otherwise have. The request for reimbursement will be sent to the Company.

                  (c) In addition to its other obligations under Section 6(b) hereof, each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in Section 6(d) hereof which relates to information furnished to the Company pursuant to Section __ hereof, it will reimburse the Company (and, to the extent applicable, each officer, director, or controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director, or controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director, or controlling person) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.


                  (d) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in paragraph (b) and/or (c) of this Section 5, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in paragraph (b) of this Section 5 and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of Section 6.

                  6. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Securities Act and the respective officers, directors, partners, employees, representatives and agents of each of such Underwriter (collectively, the "Underwriter Indemnified Parties" and, each, an "Underwriter Indemnified Party"), against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which may be based upon the Securities Act, or any other statute or at common law, (i) on the ground or alleged ground that any Pre-effective Prospectus, the Registration Statement or the Prospectus (or any Pre-effective Prospectus, the Registration Statement or the Prospectus as from time to time amended or supplemented) includes or allegedly includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof or
(ii) for any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or expense arising out of or based upon matters covered by clause (i) above (provided that the Company shall not be liable under this clause (ii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, or liability or expense resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct). The Company will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably acceptable to the Underwriters. In the event the Company elects to assume the defense of any such suit and retain such counsel, any Underwriter Indemnified Parties, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include any such Underwriter Indemnified Parties, and the Company and such Underwriter Indemnified Parties at law or in equity have been advised by counsel to the Underwriters that one or more legal defenses may be available to it or them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel, provided that the Company shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm representing the Underwriter; provided, further, that in no case is the Company to be liable with respect to any claims made against the Underwriter unless the Underwriter shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Underwriter, but failure to notify the Company of such claim shall not relieve it from any liability which it may have to the Underwriter otherwise than on account of its indemnity agreement contained in this paragraph. This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

                  (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act (collectively, the "Company Indemnified Parties"), against any losses, claims, damages, liabilities or expenses (including, unless the Underwriter or Underwriters elect to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which arise out of or are based in whole or in part upon the Securities Act, the Exchange Act or any other federal, state, local or foreign statute or regulation, or at common law, on the ground or alleged ground that any Pre-effective Prospectus, the Registration Statement or the Prospectus (or any Pre-effective Prospectus, the Registration Statement or the Prospectus, as from time to time amended and supplemented) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter, directly or through the Representatives, specifically for use in the preparation thereof; provided, however, that in no case is such Underwriter to be liable with respect to any claims made against any Company Indemnified Party against whom the action is brought unless such Company Indemnified Party shall have notified such Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company Indemnified Party, but failure to notify such Underwriter of such claim shall not relieve it from any liability which it may have to any Company Indemnified Party otherwise than on account of its indemnity agreement contained in this paragraph. Such Underwriter shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that any Underwriter elects to assume the defense of any such suit and retain such counsel, the Company Indemnified Parties and any other Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, respectively. The Underwriter against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter's consent. This indemnity agreement is not exclusive and will be in addition to any liability which such Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to any Company Indemnified Party;

                  (c) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Common Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending, settling or compromising any such claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of the Common Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  7. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company, and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of its officers or directors or any controlling person, and shall survive delivery of and payment for the Common Stock.

                  8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the several Underwriters hereunder shall be subject to the accuracy, at and (except as otherwise stated herein) as of the date hereof and at and as of each of the Closing Dates, of the representations and warranties made herein by the Company, to compliance at and as of each of the Closing Dates by the Company with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to each of the Closing Dates, and to the following additional conditions:

                  (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or the Representatives, shall be threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative. Any filings of the Prospectus, or any supplement thereto, required pursuant to Rule 424(b) or Rule 434 of the Rules and Regulations, shall have been made in the manner and within the time period required by Rule 424(b) and Rule 434 of the Rules and Regulations, as the case may be.

                  (b) The Representatives shall have been satisfied that there shall not have occurred any change, on a consolidated basis, prior to each of the Closing Dates in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole, or any change in the capital stock, short-term or long-term debt of the Company and its subsidiaries considered as a whole, such that (i) the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which, in the opinion of the Representatives, is material, or omits to state a fact which, in the opinion of the Representatives, is required to be stated therein or is necessary to make the statements therein not misleading, or
(ii) it is unpracticable in the reasonable judgment of the Representatives to proceed with the public offering or purchase the Common Stock as contemplated hereby.

                  (c) The Representatives shall be satisfied that no legal or governmental action, suit or proceeding affecting the Company which is material and adverse to the Company or which affects or may affect the Company's ability to perform their respective obligations under this Agreement shall have been instituted or threatened and there shall have occurred no material adverse development in any existing such action, suit or proceeding.

                  (d) At the time of execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP, independent certified public accountants, a letter, dated the date hereof, in form and substance satisfactory to the Underwriters.

                  (e) The Representatives shall have received from PricewaterhouseCoopers LLP, independent certified public accountants, letters, dated each of the Closing Dates, to the effect that such accountants reaffirm, as of each of the Closing Dates, and as though made on each of the Closing Dates, the statements made in the letter furnished by such accountants pursuant to paragraph (d) of this Section 8.

                  (f) The Representatives shall have received from Rich, May, Bilodeau & Flaherty, P.C., counsel for the Company, opinions, dated each of the Closing Dates, to the effect set forth in Exhibit I hereto.

                  (g) The Representatives shall have received from Shearman & Sterling, counsel for the Underwriters, their opinions dated each of the Closing Dates with respect to the incorporation of the Company, the validity of the Common Stock, the Registration Statement and the Prospectus and such other related matters as it may reasonably request, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

                  (h) The Representatives shall have received certificates, dated each of the Closing Dates, of the Chief Executive Officer or the President of the Company to the effect that:

                           (i) The representations and warranties of the Company
in this Agreement are true and correct at and as of each of the Closing Dates, and the Company has complied with all the agreements and performed or satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Dates; and

                           (ii) Since the respective dates as of which
information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, (i) there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole; (ii) the business and operations conducted by the Company and its subsidiaries have not sustained a loss by strike, fire, flood, accident or other calamity (whether or not insured) of such a character as to interfere materially with the conduct of the business and operations of the Company and its subsidiaries considered as a whole; (iii) no legal or governmental action, suit or proceeding is pending or threatened against the Company which is material to the Company, whether or not arising from transactions in the ordinary course of business, or which may materially and adversely affect the transactions contemplated by this Agreement; (iv) since such dates and except as so disclosed, the Company has not incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock (except pursuant to its stock plans), made any material change in its short-term or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and (v) except for dividends on the Series E Preferred Stock as described in the Prospectus, the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the Closing Date.

                  (i) The Company shall have furnished to the Representatives such additional certificates as the Representatives may have reasonably requested as to the accuracy, at and as of each of the Closing Dates, of the representations and warranties made herein by it and as to compliance at and as of each of the Closing Dates by it with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to each of the Closing Dates, and as to satisfaction of the other conditions to the obligations of the Underwriters hereunder.

                  (j) SG Cowen shall have received the written agreements, substantially in the form of Exhibit II hereto, of the officers, directors, principal stockholders and other existing holders of Common Stock as set forth on Schedule B attached hereto, that each will not offer, sell, assign, transfer, encumber, contract to sell, grant an option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by such officer, director or holder in accordance with the Rules and Regulations) during the 180 days following the date of the final Prospectus.

                  (k) The Nasdaq National Market shall have approved the Common Stock for listing, subject only to official notice of issuance.

                  (l) All opinions, certificates, letters and other documents will be in compliance with the provisions hereunder only if they are satisfactory in form and substance to the Representatives. The Company will furnish to the Representatives conformed copies of such opinions, certificates, letters and other documents as the Representatives shall reasonably request. If any of the conditions hereinabove provided for in this Section shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to each of the Closing Dates, but SG Cowen shall be entitled to waive any of such conditions.

                  9. EFFECTIVE DATE. This Agreement shall become effective immediately as to Sections 5, 6, 8, 9 and 10, and, as to all other provisions, at 11:00 a.m. New York City time on the first full business day following the effectiveness of the Registration Statement or at such earlier time after the Registration Statement becomes effective as the Representatives may determine on and by notice to the Company or by release of any of the Common Stock for sale to the public. For the purposes of this Section 9, the Common Stock shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Common Stock or upon the release by you of telegrams (i) advising the Underwriters that the shares of Common Stock are released for public offering or (ii) offering the Common Stock for sale to securities dealers, whichever may occur first.

                  10. TERMINATION. This Agreement (except for the provisions of
Section 5) may be terminated by the Company at any time before it becomes effective in accordance with Section 9 by notice to the Representatives and may be terminated by the Representatives at any time before it becomes effective in accordance with Section 9 by notice to the Company. In the event of any termination of this Agreement under this or any other provision of this Agreement, there shall be no liability of any party to this Agreement to any other party, other than as provided in Sections 5, 6 and 11 and other than as provided in Section 12 as to the liability of defaulting Underwriters.

                  This Agreement may be terminated after it becomes effective by the Representatives by notice to the Company (i) if at or prior to the First Closing Date trading in securities on any of the New York Stock Exchange or the Nasdaq National Market System shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market, or a banking moratorium shall have been declared by New York or United States authorities; (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) if at or prior to the First Closing Date there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power or of any other insurrection or armed conflict involving the United States or (B) any change in financial markets or any calamity or crisis which, in the judgment of the Representatives, makes it impractical or inadvisable to offer or sell the Common Stock on the terms contemplated by the Prospectus; (iv) if there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in the judgment of the Representatives, makes it impracticable or inadvisable to offer or deliver the Common Stock on the terms contemplated by the Prospectus; (v) if there shall be any litigation or proceeding, pending or threatened, which, in the judgment of the Representatives, makes it impracticable or inadvisable to offer or deliver the Common Stock on the terms contemplated by the Prospectus; or (vi) if there shall have occurred any of the events specified in the immediately preceding clauses (i) - (v) together with any other such event that makes it, in the judgment of the Representatives, impractical or inadvisable to offer or deliver the Common Stock on the terms contemplated by the Prospectus.

                  11. REIMBURSEMENT OF UNDERWRITERS. Notwithstanding any other provisions hereof, if this Agreement shall not become effective by reason of any election of the Company pursuant to the first paragraph of Section 10 or shall be terminated by the Representatives under Section 8 or Section 10, the Company will bear and pay the expenses specified in Section 5 hereof and, in addition to the obligations pursuant to Section 6 hereof, the Company will reimburse the reasonable out-of-pocket expenses of the several Underwriters (including reasonable fees and disbursements of counsel for the Underwriters) incurred in connection with this Agreement and the proposed purchase of the Common Stock, and promptly upon demand the Company will pay such amounts to you as Representatives.

                  12. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

                  If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 12, (i) the Company shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of any non-defaulting Underwriter or the Company, except for expenses to be paid or reimbursed pursuant to Section 5 and except for the provisions of Section 6.

                  13. NOTICES. All communications hereunder shall be in writing and, if sent to the Underwriters shall be mailed, delivered or faxed and confirmed to you, as their Representatives c/o SG Cowen at Financial Square, New York, New York 10005 except that notices given to an Underwriter pursuant to
Section 6 hereof shall be sent to such Underwriter at the address furnished by the Representatives or, if sent to the Company, shall be mailed, delivered or faxed and confirmed c/o William S. Reece, 25 Corporate Drive, Suite 310, Burlington, Massachusetts 01803, with a copy to Rich, May, Bilodeau & Flaherty, P.C., 176 Federal Street, Boston, MA 02110, Attention Stephen M. Kane, Esq.

                  14. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and its respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter or Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the indemnities of the several Underwriters shall also be for the benefit of each director of the Company, each of its officers who has signed the Registration Statement and the person or persons, if any, who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

                  15. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  16. AUTHORITY OF THE REPRESENTATIVES. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by SG Cowen, Volpe Brown Whelan & Company, LLC and Warburg Dillon Read LLC, as Representatives, will be binding on all the Underwriters.

                  17. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

                  18. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

                  In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

                  19. COUNTERPARTS. This Agreement may be signed in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                     Very truly yours,
                                     HEALTHGATE DATA CORP.

                                     By:
                                        ----------------------------------------
                                            William S. Reece
                                            Chairman and Chief Executive Officer



Accepted and delivered in
_________________as of
the date first above written.

SG COWEN SECURITIES CORPORATION
VOLPE BROWN WHELAN & COMPANY, LLC
WARBURG DILLON READ LLC
Acting on its own behalf
and as Representatives of the several Underwriters referred to in the foregoing Agreement.

By:  SG Cowen Securities Corporation

         By:
              -----------------------------
              John P. Dunphy
              Managing Director - Syndicate

By: Volpe Brown Whelan & Company, LLC

         By:
            -------------------------------

By: Warburg Dillon Read LLC

         By:
            -------------------------------

                                   SCHEDULE A


UNDERWRITERS                                 FIRM STOCK
------------                                 ----------
SG Cowen Securities Corporation
Volpe Brown Whelan & Company, LLC
Warburg Dillon Read LLC
TOTAL
-----

                                                                           DRAFT

                                 [Form of Opinion of Issuer's Counsel] Exhibit I

--------, -----

SG COWEN SECURITIES CORPORATION,
VOLPE BROWN WHELAN & COMPANY, LLC
WARBURG DILLON READ LLC
  As Representatives of the several Underwriters named in Schedule A
c/o SG Cowen
Financial Square
New York, New York 10005


                            Re: HEALTHGATE DATA CORP.
                        3,750,000 Shares of Common Stock

Dear Sirs:

                  We have acted as counsel for HealthGate Data Corp., a Delaware corporation (the "Company"), in connection with the sale by the Company and purchase of 3,750,000 shares of Common Stock, par value $0.01 per share, of the Company (the "Shares") by the several Underwriters listed in Schedule A to the Underwriting Agreement, dated June ___, 1999, among the Company and SG Cowen, Volpe Brown Whelan and Company, LLC and Warburg Dillon Read LLC, as Representatives of the several Underwriters named therein (the "Underwriting Agreement"). This opinion is being furnished pursuant to Section 8(f) of the Underwriting Agreement. All defined terms not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

                  We have examined and are familiar with originals or copies, certified or otherwise authenticated to our satisfaction, of documents, corporate records, legal materials and other writings which we consider relevant for purposes of this opinion.

                  We are of the opinion that:

                  1. The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to not qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole, and have all power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged.

                  2. The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and all of the Shares to be issued and sold by the Company to the Underwriters pursuant to the Underwriting Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided for in the Underwriting Agreement, shall be duly and validly issued, fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

                  3. There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Shares pursuant to the Company's Certificate of Incorporation or By-Laws or any agreement or other instrument.

                  4. Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could have a material adverse effect on the Company and its subsidiaries; and, to the best of our knowledge, no such proceedings are threatened or contemplated by governmental authorities or other third parties.

                  5. The Company and each of its subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them, and, except as described in the Prospectus, we are not aware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its subsidiaries with respect to the foregoing.

                  6. The Company and each of its subsidiaries have, and the Company and each of its subsidiaries as of the Closing Dates will have, good and marketable title in fee simple to all real property and good and marketable title to all personal property owned or proposed to be owned by them which is material to the business of the Company or any of its subsidiaries, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or such as would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries or proposed to be held after giving effect to the transactions described in the Prospectus are, or will be as of the Closing Dates, held by them under valid, subsisting and enforceable leases with such exceptions as would not have a material adverse effect on the Company and its subsidiaries considered as a whole.

                  7. The Company has full corporate power and authority to enter into the Underwriting Agreement and to perform its obligations thereunder (including to issue, sell and deliver the Shares), and the Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or the public policy underlying such laws.

                  8. The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under any material indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties is or may be bound, the Certificate of Incorporation, Bylaws or other organizational documents of the Company or any of its subsidiaries, or any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or result in the creation of a lien.

                  9. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under the Securities Act or the securities or "Blue Sky" laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters.

                  10. To the best of our knowledge after reasonable investigation, the Company and each of its subsidiaries are in compliance with, and conduct their businesses in conformity with, all applicable federal, state, local and foreign laws, rules and regulations, including, but not limited to, those of any governmental agency, court or tribunal; to the best of our knowledge, no prospective change in any of such federal, state, local or foreign laws, rules or regulations has been adopted which, when made effective, would have a material adverse effect on the operations of the Company and its subsidiaries.

                  11. The Registration Statement was declared effective under the Securities Act as of __________, 1999, the Prospectus was filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations on __________, 1999 and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or, to the best of our knowledge, threatened by the Commission.

                  12. The Registration Statement and the Prospectus and any amendments or supplements thereto comply as to form in all respects with the requirements of the Securities Act and the Rules and Regulations and the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied as to form in all respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations; and any amendment or supplement to any such incorporated document, when they became effective or were filed with the Commission, as the case may be, complied as to form in all respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations.

                  13. To the best of our knowledge, there are no contracts or other documents which are required by the Securities Act or by the Rules and Regulations to be described in the Prospectus or filed as exhibits to the Registration Statement which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

                  14. Other than as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to this Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

                  15. The descriptions in the Registration Statement and Prospectus of statutes, rules, regulations, legal or governmental proceedings, contracts and other documents are accurate and such descriptions fairly present the information required to be disclosed; and to the best of our knowledge, there are no legal or governmental proceedings, statutes, rules or regulations, or any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

                  16. The statements under the captions "Risk Factors", and "Government Regulation", to the extent they reflect matters of federal law arising under the laws of the United States or legal conclusions relating to such law, accurately summarize and fairly present the legal and regulatory matters described therein.

                  17. The Company and each of its subsidiaries are not, nor will they be immediately after receiving the proceeds from the sale of the Shares, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  The foregoing opinion is limited to matters governed by the Federal laws of the United States of America, the general corporate law of the State of Delaware and the laws of the Commonwealth of Massachusetts.

                  We have acted as counsel to the Company on a regular basis, have acted as counsel to the Company in connection with previous financing transactions and have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement and the Prospectus. The Company has from time to time engaged other counsel for certain matters. Although we have not undertaken to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement except as set forth in paragraph 15 of our opinion, based on the foregoing, no facts have come to our attention which lead us to believe that (i) the Registration Statement or any amendment thereto, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state a material fact Required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) any document incorporated by reference in the Prospectus or any amendment or supplement to any such incorporated document made by the Company, when they became effective or were filed with the Commission, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or, in the case of documents filed under the Exchange Act with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

                  Our opinion is subject to the following qualifications:

                  (a) Insofar as this opinion relates to factual matters, we have relied upon the certificates and documents described herein and upon discussions with officers of the Company. Although nothing has come to our attention leading us to question, or giving us reasonable grounds to question, the accuracy of such certificates, documents and discussions, we have not made any independent review or investigation.

                  (b) We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the accuracy and completeness of all records made available to us by the Company and the enforceability of the Underwriting Agreement against the Underwriters to the extent such enforceability is necessary to render our opinion.

                  (c) The enforceability of any provisions in the Underwriting Agreement may be subject to and affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and the remedies of specific performance, injunction and other forms of equitable relief may be subject to certain tests of equity jurisdiction, equitable defenses and judicial discretion.

                  (d) In connection with opinions expressed herein as being made "to our knowledge", our examination has been limited to discussions with the officers of the Company and our knowledge of the affairs of the Company as their counsel, and we have made no independent investigations as to the accuracy or completeness of any representations, warranties, data or other information, written or oral, made or furnished by the Company to us or to you.

                  This opinion is rendered only to you and solely for your benefit in connection with the transactions contemplated by the Underwriting Agreement and may not be relied upon by any other person for any purpose without the prior written consent of the undersigned. We disclaim any obligation to advise you of any developments in matters covered by this opinion that occur after the date of this opinion.

                  Our opinions herein are limited to the laws of The Commonwealth of Massachusetts and the general corporate law of the State of Delaware and the Federal laws of the United States of America, and we express no opinion as to any matter governed by the laws of any other jurisdiction.

                                Very truly yours,



                                RICH, MAY, BILODEAU & FLAHERTY, P.C.

                                                                      Exhibit II

___________, 1999

SG Cowen Securities Corporation
Financial Square, 27th Floor
New York, NY 10005
     As representative of the
     several Underwriters


     Re: HealthGate Data Corp.

Dear Sirs:

                  In order to induce SG Cowen Securities Corporation ("SG Cowen"),Volpe Brown Whelan & Company, LLC and Warburg Dillon Read LLC (collectively, the "Underwriters") to enter into a certain underwriting agreement with HealthGate Data Corp., a Delaware corporation (the "Company") with respect to the public offering of shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"), the undersigned hereby agrees that for a period of 180 days following the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with such public offering, the undersigned will not, without the prior written consent of SG Cowen, on behalf of the several Underwriters, (1) directly or indirectly, offer, sell, assign, transfer, encumber, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise dispose of, other than by operation of law, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares, the "Beneficially Owned Shares")) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

                  Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Agreement.

                  In addition, the undersigned hereby waives, from the date hereof until the expiration of the 180 day period following the date of the Company's final Prospectus, any and all rights, if any, to request or demand registration pursuant to the Securities Act of any shares of Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares.

                  In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock or Beneficially Owned Shares.

                  Whether or not the public offering actually occurs depends on a number of factors, including market conditions. Any public offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.




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                                                  (Address)